As filed with the Securities and Exchange Commission on July 10, 2001
                                                       Registration No. 33-15764

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                   _________________________________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                           _________________________
                         NORTHROP GRUMMAN CORPORATION
                             (Formerly NNG, Inc.)
            (Exact name of Registrant as specified in its charter)

        DELAWARE                      001-16411                 95-4840775
(State of Incorporation)      (Commission File Number)       (I.R.S. Employer
                                                            Identification No.)


                            1840 CENTURY PARK EAST
                        LOS ANGELES, CALIFORNIA  90067
         (Address of Principal Executive Offices, Including Zip Code)

                                (310) 553-6262
             (Registrant's Telephone Number, Including Area Code)


                           _________________________
                             NORTHROP CORPORATION
                         1987 LONG-TERM INCENTIVE PLAN
                           (Full title of the plan)
                           _________________________
                                W. Burks Terry
                 Corporate Vice President and General Counsel
                         Northrop Grumman Corporation
                            1840 Century Park East
                         Los Angeles, California 90067
                                (310) 553-6262
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                           _________________________
                                  Copies to:
                             Andrew E. Bogen, Esq.
                          Gibson, Dunn & Crutcher LLP
                            333 South Grand Avenue
                      Los Angeles, California 90071-3197
                                (213) 229-7000

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                                EXPLANATORY NOTE
                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

     This post-effective amendment is being filed pursuant to Rule 414 under the Securities Exchange Act of 1933, as amended (the "Securities Act"), to reflect the creation by Northrop Grumman Systems Corporation (formerly Northrop Grumman Corporation), a Delaware corporation ("Systems"), of a new holding company, Northrop Grumman Corporation (formerly NNG, Inc.) a Delaware corporation ("New Northrop Grumman"), above Systems. The creation of New Northrop Grumman was effected pursuant to an Amended and Restated Agreement and Plan of Merger (the "Amended Merger Agreement"), dated January 23, 2001, among New Northrop Grumman, Systems, Litton Industries, Inc., a Delaware corporation ("Litton") and LII Acquisition Corp., a Delaware corporation and wholly owned subsidiary of New Northrop Grumman ("LII").

     As contemplated by the Amended Merger Agreement, on April 2, 2001, Systems completed a corporate reorganization (the "Northrop Reorganization") that was effected by action of its Board of Directors without a vote of Systems' stockholders, pursuant to Section 251(g) of the Delaware General Corporation Law (the "DGCL") and an Agreement and Plan of Merger, dated as of March 20, 2001 (the "Merger Agreement"), between Systems, New Northrop Grumman and NGC Acquisition Corp., a Delaware corporation and indirect wholly-owned subsidiary of Systems ("NGC"). In the Northrop Reorganization, NGC was merged with and into Systems, with Systems as the surviving corporation and a wholly-owned subsidiary of New Northrop Grumman, the new holding company. Pursuant to the requirements of Section 251(g) of the DGCL, at the effective time of that merger and in connection with the Northrop Reorganization, New Northrop Grumman changed its name from NNG, Inc. to "Northrop Grumman Corporation," and Systems changed its name to "Northrop Grumman Systems Corporation." Upon consummation of the Northrop Reorganization and in accordance with Section 251(g) of the DGCL, (a) all of the outstanding shares of capital stock of Systems were automatically converted into the same number of shares of the same class of capital stock of New Northrop Grumman, and (b) each certificate representing shares of Northrop capital stock, without any action on the part of the holder thereof, is now deemed to represent an equal number of shares of the same class of capital stock of New Northrop Grumman.

     In accordance with Rule 414 under the Securities Act, New Northrop Grumman, as the successor issuer to Systems, hereby expressly adopts this registration statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended. The Northrop Corporation 1987 Long-Term Incentive Plan (the "Plan") to which this registration statement relates shall continue to be known as the Northrop Corporation 1987 Long-Term Incentive Plan. The Plan continues to cover employees of Systems. However, shares of stock issued in accordance with the Plan shall be shares of stock of the New Northrop Grumman rather than shares of stock of Systems.

     The applicable registration fees were paid at the time of the original filing of this registration statement.

                                       2
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Item 8.  Exhibit

     24.1  Power of Attorney.

                                       3
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Los Angeles, state of California, on July 9, 2001

                                        NORTHROP GRUMMAN CORPORATION
                                        (formerly NNG, Inc.)



                                         By:/s/ John H. Mullan
                                            ______________________________
                                               John H. Mullan
                                               Corporate Vice, Secretary and
                                               Associate General Counsel


     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                      TITLE                                DATE
                                                 Chairman of the Board,
                                                 President and Chief Executive
                 *                               Officer and Director
_______________________________________          (Principal Executive Officer)               July 9, 2001



             Kent Kresa

                                                 Corporate Vice President and
                                                 Chief Financial Officer
                 *                               (Principal Financial Officer)
_______________________________________                                                     July 9, 2001
          Richard B. Waugh, Jr

                                                 Vice President and Controller
                 *                               (Principal Accounting Officer)
_______________________________________                                                     July 9, 2001

             Sandra Wright


                 *
_______________________________________                   Director                          July 9, 2001


                                       4
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          John T. Chain, Jr.


_______________________________________         Director
           Lewis W. Coleman

                  *
_______________________________________         Director        July 9, 2001
              Vic Fazio

                  *
_______________________________________         Director        July 9, 2001
             Phillip Frost

                  *
_______________________________________         Director        July 9, 2001
           Charles R. Larson


_______________________________________         Director
            Robert A. Lutz


_______________________________________         Director
           Aulana L. Peters

                  *
_______________________________________         Director        July 9, 2001
         John Brooks Slaughter

                  *
_______________________________________         Director        July 9, 2001
          Dr. Ronald D. Sugar

       /s/ John H. Mullan
By: ___________________________________
           John H. Mullan,

As attorney-in-fact pursuant to authority
   granted under Power of Attorney filed
      with this Registration Statement

                                       5
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                                 Exhibit Index
Exhibit        Description
-------        -----------

24.1           Power of Attorney.

                                       6